UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

EXTRACTION OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-37907	46-1473923
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)
370 17th Street
Suite 5300
Denver	Colorado		80202
(Address of principal executive offices)			(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01	XOG	NASDAQ Global Select Market

Registrant’s telephone number, including area code (720) 557-8300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, on June 14, 2020, Extraction Oil & Gas, Inc. (the “Company”) and its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under the caption In re Extraction Oil & Gas, Inc., et al. (the “Chapter 11 Cases”).

On June 16, 2020, the Company received a letter from the listing qualifications department staff of the NASDAQ Stock Market (“NASDAQ”) notifying the Company that, as a result of the Chapter 11 Cases and in accordance with NASDAQ Listing Rules 5101, 5110(b), and IM5101-1, the staff of NASDAQ has determined that the Company’s securities will be delisted from NASDAQ at the opening of business on June 25, 2020, and a Form 25-NSE will be filed with the Securities and Exchange Commission, unless the Company requests an appeal of the determination. The Company has decided not to appeal NASDAQ’s determination.

The Company’s common stock is expected to commence trading on the OTC Pink Marketplace under the symbol “XOGQ” on June 25, 2020. The Company can provide no assurance that its common stock will commence or continue to trade on this market, whether broker-dealers will continue to provide public quotes of the Company’s common stock on this market, whether the trading volume of the Company’s common stock will be sufficient to provide for an efficient trading market or whether quotes for the Company’s common stock will continue on this market in the future.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth below in Item 8.01 of this Current Report on Form 8-K regarding the Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Shares and Preferred Shares and (II) Granting Related Relief [Docket No. 88] is incorporated herein by reference.

Item 8.01.  Other Events.

On June 16, 2020, in connection with the Chapter 11 Cases, the Bankruptcy Court entered orders granting the Company relief on several motions filed by the Company. Among others, the Bankruptcy Court entered the Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Shares and Preferred Shares and (II) Granting Related Relief [Docket No. 88] (the “Order”). The Order sets forth the procedures (including notice requirements) that certain shareholders and potential shareholders must comply with regarding transfers of, or declarations of worthlessness with respect to, the Company’s Common Shares and Preferred Shares (each as defined in the Order), as well as certain obligations with respect to notifying the Company with respect to current share ownership (collectively, the “Procedures”). The terms and conditions of the Procedures were immediately effective and enforceable upon entry of the Order by the Bankruptcy Court.

Any actions in violation of the Procedures (including the notice requirements) are null and void ab initio, and (a) the person or entity making such a transfer will be required to take remedial actions specified by the Debtors to appropriately reflect that such transfer of the Company’s Common Shares or Preferred Shares is null and void ab initio (including being required to sell any improperly purchased shares and donate any profits in excess of original cost to charity and/or buy any improperly sold shares regardless of prevailing prices) and (b) the person or entity making such a declaration of worthlessness with respect to the Company’s Common Shares or Preferred Shares will be required to file an amended tax return revoking such declaration and any related deduction to reflect that such declaration is void ab initio.

The foregoing description of the Order is qualified in its entirety by reference to the Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Shares and Preferred Shares and (II) Granting Related Relief [Docket No. 88] filed as Exhibit 4.1 hereto and incorporated herein by reference.

A copy of the Procedures is included in the Order attached hereto as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1
Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Shares and Preferred Shares and (II) Granting Related Relief [Docket No. 88].

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRACTION OIL & GAS, INC.

Dated: June 17, 2020
	By:	/s/ Tom L. Brock
Tom L. Brock
Vice President and Chief Accounting Officer

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